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                                                                    Exhibit 10.2


                             AMENDMENT NO. 1 TO THE
                       1994 EMPLOYEE STOCK PURCHASE PLAN


            The NeXagen, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is amended effective as of May 29, 1996, as follows:

            FIRST   Section 3 of the plan is amended in its entirety to read as follows:

            "3.     SHARES SUBJECT TO THE PLAN.  Subject to the provisions of
paragraph 12 relating to adjustment upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of the Company's $0.01 par value common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan."

            SECOND In all other respects, the Plan is hereby ratified and confirmed.